SPECTRUM ASSET MANAGEMENT, INC.

CODE OF ETHICS

Table of Contents

I.	Statement of Purpose and General Principles
II.	Definitions
III.	Rules for Personal Transactions
IV.	Personal Securities Transaction Reporting
V.	Campaign Contributions
VI.	Sanctions for Violation of the Code of Ethics
VII.	Monitoring of Personal Securities Transactions
VIII.	Certification of Compliance with the Code
IX.	Books and Records to be Maintained
X.	Whom Do I Contact?

Exhibits

Statement of Purpose and General Principles

This Code of Ethics (“Code”) is adopted in compliance with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and where relevant Rule 17j-1 of the Investment Company Act of 1940 (the “40 Act” ), to effectuate the purposes and objectives of those rules.

The purpose of the Code is to prevent conflicts of interest which may exist, or appear to exist, if persons associated with Spectrum Asset Management, Inc. (“SAMI” or “Spectrum”)) were to:

•	own or engage in transactions involving Securities (as defined below) that are owned or are being purchased or sold or are being considered for purchase or sale for the accounts of clients of SAMI;

•	participate in other business activities outside of SAMI which may cause, or appear to cause, conflicts of interest.

Central to this Code is the principle that employees of SAMI will adhere to the highest ethical standards and will act in accordance with the following fiduciary principles:

•	The duty at all times to place the interests of clients first;

•

The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;

•	The principle that investment adviser personnel should not take inappropriate advantage of their positions;

•	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential; and

•	The principle that independence in the investment decision-making process is paramount.

As part of this requirement for high ethical standards, employees are expected to conduct themselves in a manner, which does not:

•	defraud clients in any way;

•	mislead clients, including making a statement that omits material facts;

•	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

•	engage in any manipulative practice with respect to a client; or

•	engage in any manipulative practice with respect to securities, including price manipulation.

II. Definitions

Security: Shall have the meaning set forth in Section 202(a)(18) of the Investment Advisers Act, and shall include all fixed income securities, equity securities, securities based on indices, shares, futures, options and limited or private placement securities. (See “Reportable Security”)

Access Person: For purposes of the Code, all employees of SAMI are deemed Access Persons.

Being Considered for Purchase or Sale: A Security is being considered for purchase or sale when a Portfolio Manager views the purchase or sale of a Security for a client account as probable. The phrase “purchase or sale of a Security” includes the writing of an option to purchase or sell a Security or the purchase of an option to purchase or sell a Security.

Beneficial Ownership: “Beneficial Ownership” shall be interpreted in the same manner as in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. For example, the term “Beneficial Ownership” encompasses:

•

in addition to Securities in a person’s own account(s), Securities owned by members of the person’s immediate family (including any relative by blood or marriage living in the employee’s household) sharing the same household;

•	a domestic partner;

•	any account in which he or she has a direct or indirect beneficial interest (such as a trust);

•	a partner’s proportionate interest in the portfolio of Securities held by a partnership (e.g. an investment club); and

•	Securities a person might acquire or dispose of through the exercise or conversion of any derivative security (e.g. an option, whether presently exercisable or not).

Reportable Fund: Any fund for which SAMI serves as an investment adviser or sub-adviser or any fund whose investment adviser or principal underwriter controls SAMI, is controlled by SAMI, or is under common control with SAMI.

Reportable Security: Means any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act. The term “reportable security” is very broad and includes items you might not ordinarily think of as “securities,” such as:

•	Options on securities, on indexes, and on currencies;

•	All types of limited partnerships;

•	Foreign unit trusts and foreign mutual funds; and

•	Private investment funds, hedge funds, and investment clubs.

Exempt Securities: The following securities are not included in the definition of reportable security:

•	Holdings in direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank, thrift, credit union deposits, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares of money market funds;

•	Shares issued by open-end funds other than reportable funds; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Exempt Transactions:

•	Open-end investment company shares other than shares of investment companies advised by the firm or its affiliates or sub-advised by the firm;

•

Purchases or sales of direct obligations of the U.S. Government or Government agencies; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•

Purchases or sales affected in any account over which the party has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). Employees will be assumed to have influence or control over transactions in managed accounts they Beneficially Own unless they have certified otherwise in their Initial Holdings Report, Quarterly Transaction and Annual Holdings Reports:

•

Purchases or sales that are non-volitional on the part of either the individual involved or a managed fund or managed account client, for example, securities obtained through inheritance or gift, assignment of options or exercise of an option at expiration;

•

Purchases which are part of an automatic dividend reinvestment plan or similar automatic periodic investment process or when issued pro rata to all holders of a class of securities, such as stock splits, stock dividends or the exercise of rights, warrants or tender offers. However, these transactions should be reported by Access Persons in their Quarterly Transaction and Annual Holdings Reports once acknowledgement of the transaction is received.

III. Rules for Personal Transactions

Transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k – Must hold for 30 Days

The following rule applies to transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k.

The rule is that all purchases of Principal mutual funds and investments in the Principal 401k must be held for 30 calendar days before being sold. This rule applies no matter if the transaction would result in a profit or a loss. The rule will be applied on a last in/first out basis for transactions.

Access Persons are free to undertake transactions in Principal mutual funds, Principal stock, and investments in the Principal 401k without receiving pre-clearance to do so.

Exception: Shares of Principal Financial Group stock (PFG) received as part of Principal’s restricted stock unit plan may be sold upon vesting as they are considered a part of Spectrum employee’s compensation plan and have been held for longer than a 60 day period. (However, Executive Officers of PGI must obtain pre-clearance from PGI in order to sell shares of PFG stock that is received as part of the restricted stock unit plan. Procedures for such pre-clearance are available from PGI’s Chief Compliance Officer).

Prohibition on speculative transactions in Company Securities: Because of the unique potential for abuse of material nonpublic information, it is also Spectrum’s policy that persons subject to this policy may not engage in short-term speculative transactions involving trading in Company securities (Principal mutual funds and Principal stock). Therefore, the following activities with respect to Company securities are prohibited:

1. Purchasing Company securities “on margin” (i.e. with the proceeds of a loan from a brokerage firm when the loan is secured by Company securities), except for the exercise of employee stock options.

2. Short sales (selling stock that is borrowed in anticipation of a drop in price).

Exemption from the 30-day holding period.

Exemption for the sale of Principal Fund shares, stock or investments in the Principal 401k plan, may be made under special circumstances as determined by the Chief Compliance Officer and approved in advance in writing.

Transactions in all Other Securities

Pre-Clearance –

Section 16 Persons of SAMI

Those persons who, by reason of their position with respect to a closed-end exchange-traded fund are designated by the Fund as being subject to the provisions of Section 16 of the Securities Exchange Act of 1934 with respect to that Fund, must pre-clear in writing all common share trades in any closed-end exchange-traded fund for which they serve as a Section 16 officer or director.

Section 16 officers of a closed-end exchange-traded fund may not profit as a result of a purchase and sale, or sale and purchase, of common shares the fund within a period of 6 months, of the same (or equivalent) security.

Spectrum Employees that are subject to affiliate’s Code of Ethics

Those Spectrum employees that are subject to an affiliate’s Code of Ethics must obtain pre-clearance approval for personal trading, if required, by the affiliate’s Code of Ethics.

Restricted and Prohibited Transactions -

The following prohibitions apply to all access persons:

1. Preferred Stock; Common Stock Issued by SAMI clients - Access persons are prohibited from purchasing any preferred securities (whether held by a SAMI client or not) and common stock issued by SAMI clients. In the event that an access person holds preferred securities, common stock that is issued by a SAMI client or common stock of an issuer that becomes a SAMI client, must sell such securities with such sale pre-approved by the Chief Compliance Officer.

2. Initial Public Offerings – Access Persons are prohibited from acquiring any securities in an initial public offering. The prohibition also extends to immediate family members residing in the same household.

3. Private Placements - No Access Person may acquire, directly or indirectly, beneficial ownership in any Security in a private placement transaction without prior approval of the SAMI Chief Compliance Officer. Access persons who have acquired Securities in a private placement transaction must disclose that investment when they play a part in any consideration of an investment by SAMI in the issuer of the privately placed Security for a client account. In such circumstances, a decision to purchase such Securities for a client account must be subject to an independent review by Investment Personnel or a Portfolio Manager with no personal interest in the issuer.

4. Short-Term Trading - Access Persons who purchase mutual fund shares advised or sub-advised by SAMI are reminded to not engage in short-term trading. Access Persons should retain such Funds for a period of at least 30 days. Redemptions or exchanges of such funds within 30 days of purchase require pre-clearance from SAMI’s Chief Compliance Officer which will only be granted under appropriate circumstances.

5. Frequent Trading - Access Persons have a fiduciary duty to SAMI clients. The interests of SAMI clients must come before those of any Access Person. Access Persons are discouraged from frequent personal trading as it may potentially distract from servicing SAMI clients.

6. Acceptance of Gifts - SAMI employees may only accept or provide gifts or entertainment in accordance with the Firm’s Gifts and Entertainment Policy which is Appendix M hereto.

7. Service as a Director - Access Persons are generally prohibited from serving on the board of directors of a publicly traded company. Exceptions will be made only when in accordance with the Firm’s fiduciary duty and not in conflict with the interests of a client. Request for such exception should be made to SAMI’s Chief Compliance Officer. Access Persons serving as a director of a private company that goes public may be required to resign, either immediately or at the end of the then current term.

8. Outside Business Activities - It is important that Access Persons do not undertake other business activities outside of Spectrum Asset Management, Inc. which may cause, or appear to cause, conflicts of interest. All Access Persons must report to the Chief Compliance Officer, all directorships in businesses and other interests in businesses where they either have a controlling or influencing position, or receive monetary compensation for their involvement in that business. The Chief Compliance Officer may deem that the involvement in an additional business is an actual or perceived conflict of interest with the Access Person’s current position. In this situation, actions will need to be taken to rectify the conflict. In addition to the annual reporting requirement, an Access Person must also report any change in or additional business interest that may occur during the year.

IV. Personal Securities Transaction Reporting for Spectrum Asset Management, Inc. Employees

Duplicate Confirmations -

All access persons must instruct their broker-dealer to send to Spectrum’s Compliance Department duplicate confirmations and copies of periodic statements (monthly or quarterly reports) of all securities transactions in their accounts, with the exception of those transactions exempt under Section II.

Confirms and periodic statements for accounts holding shares of Principal open-end funds are to be provided to the Chief Compliance Officer with the exception of fund shares purchased directly from Principal, shares purchased via payroll deduction, shares purchased by a systematic purchase plan in Principal Financial Group’s Employees’ 401(k)/Profit Sharing Plan or shares purchased pursuant to an automatic dividend reinvestment plan.

A form of letter of instruction for broker-dealers to direct the duplicate confirmation is attached as Exhibit A.

Please note that a “broker-dealer” includes both of the following:

A broker or dealer with whom a securities brokerage account is maintained in the employee’s name or the name of immediate family members living in the same household; AND

A broker or dealer who maintains an account for a person whose trades an employee must report as a Beneficial Owner of the securities.

Initial Holdings Report -

Each Access Person must provide an Initial Holdings Report to the Compliance Department listing all securities Beneficially Owned by the Access Person no later than 10 days after he or she becomes an Access Person. The holdings becoming an access person.

The Initial Holdings Report must include the following information:

•	list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;

•	a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;

•	Include title and exchange ticker symbol or CUSIP number;

•	type of security;

•	the number of shares held in each security; and

•	the principal amount (dollar value of initial investment) of each security Beneficially Owned;

•	the date the report is submitted.

A sample copy is attached as Exhibit B.

Monthly or Quarterly Securities Transaction Reports –

Each Access Person is responsible for reporting to the Compliance Department transaction reports no later than 30 days after the end of each month or calendar quarter covering all transactions in covered/reportable securities during the period. This reporting can be either in the form of broker-dealer or bank statements, or in the form of a Quarterly Securities Transaction Report. The Quarterly Transaction Report must contain the following information:

•	the date of each transaction, the title and exchange ticker symbol or CUSIP number and number of shares, and the principal amount of each security involved;

•	the nature of each transaction, that is, purchase, sale or any other type of acquisition or disposition;

•	the transaction price for each transaction; AND

•	the name of the broker, dealer or bank through whom each transaction was effected;

•	the date the report was submitted.

If an access person opens a brokerage account during the calendar quarter containing securities held for the direct or indirect benefit of the access person the access person should note the following information in their quarterly securities transaction reports:

•	the name of the broker, dealer or bank with whom the access person established the account;

•	the date the account was established and

•	the date the report is submitted.

A sample copy is attached as Exhibit C.

Annual Holdings Reports –

In addition to the Initial Holdings Report and Quarterly Securities Transaction Reports, each Access Person is required to file an Annual Holdings Report with the Compliance Department or provide duplicate monthly or quarterly account statements as specified herein. The personal transaction information submitted should be current as of a date no more than 45 days before the annual report is submitted. Such reports must be filed within 30 days after December 31st.

The Annual Holdings Report must contain the following information:

•	list of all securities accounts (including those accounts which hold shares of Principal sponsored open-end investment companies) maintained with a broker, dealer or bank;

•	a list of all securities Beneficially Owned by the Access Person with the exception of those exempt securities outlined in Section II above;

•	title and exchange ticker symbol or CUSIP number;

•	type of security;

•	the number of shares held in each security; and

•	the principal amount (dollar value of initial investment) of each security Beneficially Owned;

•	The date the report is submitted.

A sample copy is attached as Exhibit D.

Certification to Affiliates Where Spectrum Employees are Subject to Their Code of Ethics –

If required, Spectrum’s CCO, or designee, will certify to the designated employee of a relevant affiliate that a Spectrum employee subject to the affiliate’s code of ethics is complying with the reporting requirements of Rule 204A-1 of the Investment Adviser Act of 1940. The certification will be made on a quarterly and annual basis or as otherwise required by any such affiliate. This does not relieve the Spectrum employee from obtaining pre-clearance for personal trading from the affiliate if required.

Reporting Requirements for Spectrum Asset Management, Inc. Directors of the Board who are not employed by Spectrum Asset Management, Inc.

Spectrum’s Board of Directors who are not employees of Spectrum must abide by Spectrum’s Code of Ethics guidelines, but are not required to comply with Spectrum’s Code of Ethics provisions pertaining to the reporting of personal securities transactions. On a quarterly basis, the Board of Directors will be asked to certify to their compliance with the Code of Ethics as it pertains to them.

V.	Campaign Contributions

1. Covered Associates per SEC Pay-to-Play Rules

The SEC pay-to-play contribution restrictions specifically apply to any employee of an investment adviser that is deemed to be a Covered Associate. Generally, Covered Associates are executive officers and employees who solicit1 government entities for the investment adviser, along

[1]

Solicit means with respect to investment advisory services, to communicate, directly or indirectly, for the purposes of obtaining or retaining a client for, or referring a client to, an investment adviser.

with those who directly or indirectly supervise such employees. For the purposes of this Policy the following Spectrum employees will be deemed to be Covered Associates:

•	President and CEO: Mark Lieb

•	Executive Directors: Matthew Byer and L. Phillip Jacoby

Non-Covered Associates’ political contributions do not fall under the SEC pay-to-play restrictions; however they may be subject to state and local pay-to-play laws and client disclosure requirements.

It is important to note that there is a two year look-back period effective March 14, 2011 and going forward. Investment Advisers must look-back in time to determine whether a Covered Associate has made a triggering contribution within the previous two years for new Covered Associates who solicit clients, and six months for new Covered Associates who do not solicit clients. This provision applies to all current employees who are promoted or transferred to a Covered Associate position and external job applicants hired into Covered Associate positions.

2. Pre-clearance Approval and Certification Requirements

Pre-clearance and quarterly certification is required of all Covered Associates.

a. Pre-clearance

All Covered Associates must obtain pre-clearance approval before making a personal political contribution2 to a:

•	State and local candidate

•	Contribution made by the Covered Associate’s spouse and minor children must also be pre-cleared for candidates in CT, IL, KY, NJ, NM, OH, and PA.

•	Federal candidate currently holding a state or local office, such as a Governor running for U.S. Senate.

•	If the federal candidate is not a current state or local government official, there are no issues related to pay-to-play and pre-clearance is not required.

[2]

Contribution is anything of value given to influence an election, most commonly contributions include deposit of money, gift, subscription, loan, advance or any payments for debts incurred in such an election.

•	Political Action Committee (PAC)

•	Please note contributions to PrinPac are exempt from pre-clearance. See Section B. for details

•	State or Local Political Party

b. How to Pre-clear

Covered Associates can submit a pre-clearance request by completing the Political Campaign Contribution Pre-clearance Form (This form is attached hereto and can be found in F:\Users\Compliance\Pay to Play\Preclearance Form and in F:\Users\ Compliance\Code of Ethics.

Submit the form to Joseph Hanczor, Chief Compliance Officer by email at jhanczor@samipfd.com

Covered Associates will be required to provide the following information:

•	Employee Information

•	Name of Candidate

•	Campaign Office Title

•	Campaign Jurisdiction (State/County/City)

•	Contribution Description

•	Contribution Amount

The pre-clearance request will be reviewed and responded to by email. Upon receiving approval of your pre-clearance, you may proceed with your political contribution. Upon completion of the contribution, you will need to provide to the CCO post-clearance information by email including the date and amount of contribution.

c. Review of Pre-clearance

Spectrum’s CCO will review all pre-clearance requests submitted subject to the following:

•	SEC Pay-to-Play De Minimis Contribution Exception for Covered Associates:

•	State and Local Municipality Pay-to-Play Rules

•	Current governmental client restrictions and/or reporting requirements

d. Certification Acknowledgement

All Covered Associates will also be required to complete a Quarterly Political Contribution Certification acknowledging all personal political campaign contributions have been pre-cleared in accordance with this policy.

A.	Political Action Committee (PAC) Contributions

The SEC and some state and local pay-to-play laws view contributions to certain PACs as an indirect way to circumvent the pay-to-play laws. Therefore, all Covered Associates are required to pre-clear contributions to PACs, with the following exemption. Contributions to PrinPac do not need to be pre-cleared, as PFG Government Relations which administers PrinPac maintains records of these contributions. PGI Compliance will work closely with Government Relations to meet client reporting requests, when applicable. There is no action required of Spectrum Covered Associates.

B.	Third-Party Placement Agents and Solicitors

Investment advisers and its Covered Associates are prohibited from paying a third-party solicitor or placement agent to solicit business for the investment adviser from any government entity unless such third-party solicitor or placement agent is a SEC registered investment adviser or a registered broker-dealer subject to pay-to-play restrictions. Third-party placement agents and solicitors must be pre-approved by Compliance prior to entering into an agreement.

Spectrum Asset Management, Inc.

Political Campaign Contribution Pre-clearance Form

All Covered Associates must obtain pre-clearance approval before making a personal political campaign contribution to state/local officials/candidates and PACs as described in Spectrum’s Pay-to-Play Policy.

I. EMPLOYEE INFORMATION

Employee Name:

Employee Job Title:

Resident City:

Resident County:

Resident State:

II. RECIPIENT INFORMATION:

Recipient Name:

Campaign Office Title:

Campaign Jurisdiction (State/City/County):

III.CONTRIBUTION INFORMATION

Contribution Donor:

Contribution Description:

Contribution Amount:

Campaign Election:

Comments:

VI. Sanctions for Violation of the Code of Ethics

SAMI employees may be subject to sanctions for violations of the specific provisions or the general principles provided by the Code. Violations will be reviewed and sanctions determined by the CEO with advice from the Chief Compliance Officer. The CCO is not empowered to sanction employees.

Sanctions which may be imposed include -

•	formal warning;

•	restriction of trading privileges;

•	disgorgement of trading profits;

•	fines; AND/OR

•	suspension or termination of employment.

Sanction Factors –

The factor that may be considered when determining the appropriate sanctions include, but are not limited to:

•	the harm to a client’s or Fund’s interest;

•	the extent of unjust enrichment;

•	the frequency of occurrence;

•	the degree to which there is personal benefit from unique knowledge obtained through employment with a Fund, investment adviser or underwriter;

•	the degree of perception of a conflict of interest;

•	evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

•	the level of accurate, honest and timely cooperation from the person subject to the Code.

VII. Monitoring of Personal Securities Transactions

The Chief Compliance Officer or his designee is responsible for reviewing and monitoring SAMI employee’s personal securities transactions and trading patterns to insure compliance with the Code. The Chief Compliance Officer or his designee will memorialize such review in writing and report any violations of the Code to the CEO.

SAMI’s CEO will review and monitor the personal

securities transactions of the Chief Compliance Officer to insure compliance with the Code. Violations of the Code by the Chief

Compliance Officer of SAMI will be reported to the Chief Compliance

Officer of Principal Global Investors.

On an annual basis, the Chief Compliance Officer shall prepare a written report to the CEO of Spectrum Asset Management, Inc. that, at a minimum, will include:

•	a certification that Spectrum Asset Management, Inc. has adopted procedures reasonably necessary to prevent Access Persons from violating the Code;

•	identification of material violations and sanctions imposed in response to those violations during the past year;

•	a description of material issues that arose during the previous year under the Code; and

•	recommendations, if any, as to changes in existing restrictions or procedures based on experience with this Code, evolving industry practices or developments in applicable laws or regulations.

VIII. Certification of Compliance with the Code

Initial – Upon becoming an access person of SAMI, the Chief Compliance Officer will provide the employee with a copy of the Code. The access person will certify in writing that he/she has (a) received a copy of the code; (b) read and understand all provisions of the code; and (c) agrees to comply with the terms of the code.

Amendments – Amendments to the Code will be reviewed by the Chief Compliance Officer with all access persons. Access persons will certify that they have (a) received a copy of the amended code; (b) read and understand all provisions of the amended code; and (c) agree to comply with the terms of the code.

Annual – On an annual basis all access persons must certify that they have read, understood and complied with the code during the prior year.

A sample copy of the certifications are attached as Exhibit E and F.

IX. Books and records to be maintained

A copy of the SAMI’s code of ethics adopted and implemented that is in effect, or at any time within the past five years was in effect;

A record of any violation of the code of ethics, and of any action taken as a result of the violation;

A record of all written acknowledgements as required by the code of ethics for each person who is currently or within the past five years was, a supervised person of SAMI;

A record of each report made by an access person as required by the code of ethics, including any information provided in lieu of such reports;

A record of names of person who are currently, or within the past five years were, access persons of SAMI; and

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access person if required, for at least five years after the end of the fiscal year in which the approval is granted.

All records shall be maintained and preserved in an easily accessible place for a period of not less than five years form the end of the fiscal year during which the last entry was made on such record, the first two in an appropriate office of the investment adviser.

X. Whom Do I Contact?

Responsibility for maintaining this Code is vested in the Chief Compliance Officer of Spectrum Asset Management, Inc. However, the responsibility for implementing this code on a day to day basis falls on all SAMI employees and especially staff that are in supervisory and management roles.

If employees have any queries in relation to how to interpret this Code, or have identified any potential issues or breaches of the Code they should contact one of the compliance personnel listed below.

The contact list in order of escalation is:

SAMI Chief Compliance Officer

Joseph Hanczor

(203) 322-0189 X224

jhanczor@samipfd.com

PGI Chief Compliance Officer

Jeffrey Hiller

515-235-5737

Hiller.Jeffrey@principal.com

PFG Chief Compliance Officer

Betsy Happe

515-362-0282

Happe.Betsy@principal.com

In addition to the above contacts, staff should remember that they can also utilize the “Whistle Blower” process implemented across the broader Principal Financial Group organization. Staff can find information on this at:

http://inside.principal.com/gfr/brc/busprac/whistleblower.shtm

In addition, the Ethics Hotline can be used at 1-866-858-4433 which is staffed 24/7.

Any information passed through the Whistleblower process will remain confidential.

EXHIBIT A

FORM OF LETTER OF INSTRUCTION TO BROKER-DEALERS

(Broker Name and Address)

Date                     :

Subject:         Account #

Spectrum Asset Management, Inc., my employer, is a Registered Investment Adviser. You are therefore requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account(s) to:

Spectrum Asset Management, Inc.

2 High Ridge Park

Stamford, CT 06905

Attention: Compliance Department

Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me at (203) 322-0189.

Sincerely,

Joseph A. Hanczor

Chief Compliance Officer

EXHIBIT B

INITIAL HOLDINGS REPORT

Pursuant to the SAMI Code of Ethics and Reporting Requirements (the “Code”), each Access Person is required to disclose all personal securities holdings for which he/she has direct or indirect Beneficial Ownership (as defined in the Code), no later than 10 days after becoming a SAMI employee. Transaction and holdings information provided in this report should be dated no more than 45 days prior to the employees hire date.

For purposes of this report, an access person may provide account statements and confirmations if they can insure that they provide complete and accurate data of their holdings information.

NOTE: Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount Of Transaction	Broker/Dealer/ Bank through Whom Effected	Nature of Transaction (Purchase Sale, Other)	Price

Print Name:

Signature:

Date:

EXHIBIT C

(Page 1 of 3)

Personal Securities Transaction Report

For the Calendar Quarter Ended         30, 2012

To:                Access Persons

From:        Joseph Hanczor, Chief Compliance Officer

SAMI’s Code of Ethics and Reporting Requirements (the “Code”) requires you, as an Access Person, to report on a quarterly basis your reportable personal securities transactions, other than transactions in exempt securities, during the calendar quarter, including transactions in securities you Beneficially Own (as defined in the Code).

Please note that transactions on your brokerage statements provided to the SAMI Compliance Department do not need to be separately reported by you each quarter. As long as the Compliance Department is receiving copies of all of your brokerage statements and you had no transactions not reported on such brokerage statements, you have nothing to report on this form.

Please complete the form and return it to the Compliance Department no later than 30 days after the quarter end.

☐        I hereby represent that all my reportable personal securities transactions executed during the prior calendar quarter are listed in the monthly statements of the brokerage accounts being furnished to SAMI’s Compliance Department and that I have had no other reportable transactions. To the extent I have advised that any of my accounts are managed on a fully discretionary basis by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the “Code”) have or will exercise any investment discretion over the account(s).

Signature	Date
Print Name

☐        I hereby represent that certain personal securities transactions that took place during the prior calendar quarter are not reflected in the monthly statements of the brokerage accounts and that I have listed such transactions on the attached Personal Securities Transaction Report. To the extent I have advised that any of my accounts are managed on a fully discretionary basis by independent managers, I hereby certify that neither I nor any member of my immediate family (as defined in the “Code”) have or will exercise any investment discretion over the account.

Signature	Date
Print Name

EXHIBIT C

(Page 3 of 3)

Personal Securities Transaction Report

For the Calendar Quarter Ended         30, 2012

Transactions Not Reported on Brokerage Statements/Confirms Provided to SAMI.

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the “Code”), and which are required to be reported pursuant to the Code.

NOTE:  Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Broker/Dealer/ Bank through Whom Effected	Nature of Transaction (Purchase Sale, Other)	Price

Print Name:
Signature:
Date:

EXHIBIT D

ANNUAL HOLDINGS REPORT

Attached to this Report are brokerage statements describing all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the SAMI Code of Ethics and Reporting Requirements (the “Code”)) as of December 31,         .

In addition, during the year ended December 31,         , the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect Beneficial Ownership (as defined in the Code), and which are required to be reported pursuant to the Code and do not appear on the attached statements. Please include transactions and holdings in Princor Mutual Funds, Variable Annuities and Variable Life Insurance products that you may hold at Princor or in your Excess Plan.

NOTE:        Please indicate with an * any security held in a managed account. You are assumed to have direct or indirect control over transactions effected in the managed accounts you Beneficially Own (as defined in the Code), unless you certify here that you do not have such direct or indirect control.

Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Broker/Dealer/ Bank through Whom Effected	Nature of Transaction (Purchase Sale, Other)	Price

Print Name:
Signature:
Date:

EXHIBIT E

INITIAL / AMENDED CERTIFICATION OF COMPLIANCE

WITH CODE OF ETHICS AND REPORTING REQUIREMENTS

I certify that I have read and understood SAMI’s Code of Ethics and Reporting Requirements (the “Code”), and that I have complied and will comply with the requirements set forth therein. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

I understand that there are prohibitions, restrictions and blackout periods on certain types of securities transactions.

I have reported all personal securities transactions required to be reported under the requirements of the Code. I will disclose to the Compliance Department all personal securities holdings for which I have direct or indirect Beneficial Ownership (as defined in the Code) and I will continue to do so as required by the Code of Ethics as long as I am employed with SAMI.

Print Name:
Signature:
Date:

Exhibit F

Principal Financial Group Reportable Funds

SYMBOL	CUSIP	SECURITY NAME
EDGE
ASTAAP	(Niki created)	ANCHOR SERIES TRUST ASSET ALLOCATION PORTFOLIO

MORLEY
GMERX	63867R688	NATIONWIDE MUT FDS NEW ENH INCM CL R
NMESX	63867R662	NATIONWIDE MUT FDS NEW ENH INCM INSTL
NMEIX	63867R670	NATIONWIDE MUT FDS NEW ENHAN INCM INS
NMEAX	63867R696	NATIONWIDE MUT FDS NEW ENHANC INCM A
MCAPX	63867U285	NATIONWIDE MUT FDS NEW SH DURA BD A
NMIRX	63867U251	NATIONWIDE MUT FDS NEW SH DURA BD IRA
MCAFX	63867U244	NATIONWIDE MUT FDS NEW SH DURA BD SVC
MCAIX	63867U269	NATIONWIDE MUT FDS NEW SH DURA BDINST
GGMCX	63867U277	NATIONWIDE MUT FDS NEW SHORT DUR BD C
NVIT		NATIONWIDE VARIABLE INCOME TRUST (NVIT) ENHANC INCM

SPECTRUM
JHP	67072W101	NUVEEN QUALITY PFD INC FD 3 COM
JTP	67071S101	NUVEEN QUALITY PFD INCOME FD COM
JPS	67072C105	NUVEEN QUALITY PFD INCOME FD COM
SEATX	784118556	SEI TAX-EXEMPT TAX-ADVANTAGED(STET) INCOME FUND A

CCI
ORCTX	68002T598	OLD MUT ADVISOR FDS II COL CIRCTECH R
68002Q578	68002Q578	OLD MUT ADVISOR FDS II COL TEC&COM AD
OICTX	68002T614	OLD MUT ADVISOR FDS II COLU CIRCTEC I
OATCX	68002Q859	OLD MUT ADVISOR FDS II COLU TEC&COM A
OCOMX	68002Q669	OLD MUT ADVISOR FDS II COLU TEC&COM C
OBTCX	68002Q420	OLD MUT ADVISOR FDS II COLU TEC&COM Z
REAYX	782493282	RUSSELL INVT CO US CORE EQ CL Y
STPAX	803431691	SARATOGA ADVANTAGE TR TECH&COMMTN A
SCMPX	803431683	SARATOGA ADVANTAGE TR TECH&COMMTN B
STPCX	803431675	SARATOGA ADVANTAGE TR TECH&COMMTN C
STPIX	803431667	SARATOGA ADVANTAGE TR TECH&COMMUN I
DIMGX	893571851	TRANSAMERICA PTNRS FDS GP II INSTL MID GRWTH
DVMGX	893582825	TRANSAMERICA PTNRS FDS GP PTR MID GRWTH
VPGRX	92208T301	VANTAGEPOINT FDS GROWTH STK FD
GSCZX	40171W470	GUIDESTONE FDS SMLCAP EQT GS4 CG
GGEZX	40171W520	GUIDESTONE FDS GRW EQTY GS4

POST
AXAMMSBP	(Niki created)	AXA MULTIMANAGER MULTI-SECTOR BOND PORTFOLIO

PGI-PRINREI
TWAAX	885882159	THRIVENT MUT FDS PTNR WWD ALL A
TWAIX	885882142	THRIVENT MUT FDS PTNR WW ALLO I CG
WMMFX	92934T815	WT MUT FD WIL MNG INTL A
WMIIX	92934R538	WT MUT FD WIL MULMG INS
N/A	N/A	Christian Brothers Investment Services CUIT International Equity Fund (this fund is not open directly to PGI employees)
N/A	N/A	Global Managers Investment Asia Ex Japan Equity Manager of Managers Fund (This is the Wilshire-Standard Life Insurance account based in the UK)